 As filed with the Securities and Exchange Commission on June 16, 2025

Registration No. 333-287519

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLUNA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7374	14-1462255
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

325 Washington Avenue Extension

Albany, New York 12205

Telephone: (516) 216-9257

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Belizaire

Chief Executive Officer

Soluna Holdings, Inc.

325 Washington Ave Extension

Albany, New York 12205

(516) 216-9257

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven E. Siesser, Esq. Daniel L. Forman, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 (212) 204-8688

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS	Subject to Completion	Dated: June 16, 2025

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Up to 7,754,342 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 7,754,342 Shares of Common Stock

Series A Warrants to Purchase up to 7,754,342 Shares of Common Stock

Series B Warrants to Purchase up to 7,754,342 Shares of Common Stock

Placement Agent Warrants to Purchase up to 387,717 Shares of Common Stock

Up to 23,650,743 Shares of Common Stock underlying Pre-Funded Warrants, Series A Warrants,
Series B Warrants and Placement Agent Warrants

We are offering 7,754,342 shares of our common stock, par value $0.001 per share (the “common stock”), together with Series A warrants (the “Series A Warrants”) to purchase 7,754,342 shares of common stock and Series B warrants (the “Series B Warrants” and collectively with the Series A Warrants, the “Common Warrants”) to purchase 7,754,342 shares of common stock, at an assumed combined public offering price of $0.6448 per share together with one Series A Warrant and one Series B Warrant, which is equal to the closing price per share of our common stock on the Nasdaq Capital Market (“Nasdaq”), on June 12, 2025, pursuant to this prospectus. The shares of common stock and Common Warrants will be separately issued but must be purchased together in this offering. Each share of common stock is being sold together with one Series A Warrant to purchase one share of common stock and one Series B Warrant to purchase one share of common stock. Each Common Warrant will have an exercise price of $ per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (“Warrant Stockholder Approval” and such date, the “Initial Exercise Date”); provided, however, if the Pricing Conditions (as defined below) are met, the Initial Exercise Date of the Common Warrants shall be the date of issuance thereof. The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series B Warrants will expire on the twenty-four-month anniversary of the Initial Exercise Date. As used herein, “Pricing Conditions” means that the combined offering price per share and accompanying Common Warrants is such that Warrant Stockholder Approval is not required under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) because either (i) the offering is an at-the-market offering under the Nasdaq Rules and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole share of common stock underlying each Common Warrant, or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying each Common Warrant) meet the pricing requirements under the Nasdaq Rules.

We are also offering pre-funded warrants (“Pre-Funded Warrants”), to purchase up to an aggregate of 7,754,342 shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.001 per share. Each Pre-Funded Warrant is being issued together with the same Common Warrants described above being issued with each share of common stock. The assumed combined public offering price for each such Pre-Funded Warrant, together with the Common Warrants, is $0.6438, which is equal to the closing price of our common stock on Nasdaq on June 12, 2025, less the $0.001 per share exercise price of each such Pre-Funded Warrant. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. The Pre-Funded Warrants and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon the exercise of the Pre-Funded Warrants and the Common Warrants.

This offering will terminate on July 16, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or Pre-Funded Warrant) and accompanying Common Warrants will be fixed for the duration of this offering.

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”), to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement. We will bear all costs associated with the offering. See “Plan of Distribution” on page 17 of this prospectus for more information regarding these arrangements.

Our common stock is currently listed on Nasdaq under the symbol “SLNH”. On June 12, 2025, the closing price of our common stock on Nasdaq was $0.6448 per share. There is no established public trading market for the Pre-Funded Warrants or Common Warrants that are part of this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants or Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

Certain information in this prospectus is based on an assumed combined public offering price of $0.6448 per share and accompanying Common Warrants, the last reported sale price of our common stock on Nasdaq on June 12, 2025 (or assumed combined public offering price of $0.6438 per Pre-Funded Warrant and accompanying Common Warrants). The actual combined public offering price per share and accompanying Common Warrants, and the actual combined public offering price per Pre-Funded Warrant and accompanying Common Warrants, as the case may be, will be determined between us, the placement agent and investors in this offering based on market conditions at the time of pricing and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus may not be indicative of the final offering price.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

We are a “smaller reporting company,” and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Public offering price	$	$	$
Placement Agent Fees (1)	$	$	$
Proceeds to us, before expenses (2)	$	$	$

(1)	We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for its legal fees and expenses and other out-of-pocket expenses in an amount up to $125,000 and for its clearing expenses in the amount of up to $15,950. In addition, we have agreed to issue the placement agent or its designees warrants to purchase a number of shares of common stock equal to 5.0% of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Pre-Funded Warrants), at an exercise price of $ per share, which represents 125% of the public offering price per share and accompanying Common Warrants. The registration statement of which this prospectus forms a part also registers the offer and sale of these placement agent warrants and the shares of common stock issuable upon exercise of these placement agent warrants. For a description of compensation to be received by the placement agent, see “Plan of Distribution” for more information.
(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

The delivery of the shares of common stock and any Pre-Funded Warrants and Common Warrants to purchasers is expected to be made on or about         , 2025, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is        , 2025.

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated by Reference,” before deciding to invest in our securities.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus, contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

●	the availability of financing opportunities, risks associated with economic conditions, dependence on management and conflicts of interest;

●	the ability to service debt obligations and maintain flexibility in respect of debt covenants;

●	economic dependence on regulated terms of service and electricity rates;

●	the speculative and competitive nature of the technology sector;

●	our ability to attract and retain hosted customers for our hosting operations;

●	dependency in continued growth in blockchain and cryptocurrency usage;

●	lawsuits and other legal proceedings and challenges;

●	conflict of interests with directors and management;

●	government regulations;

●	our ability to construct and complete the anticipated expansion of our data centers;

●	the impact of global economic and market conditions and political developments on our business, including, among others, tariffs, rising inflation and capital market disruptions, economic sanctions, bank failures, regional conflicts around the world, and economic slowdowns or recessions that may result from such developments which could harm our research and development efforts as well as the value of our common stock and our ability to access capital markets; and

●	other factors beyond our control.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 9 of this prospectus, in our most recent Annual Report on Form 10-K or in other reports we file with the SEC.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

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PROSPECTUS SUMMARY

This summary highlights information about our company, this offering and information contained in greater detail in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission (“SEC”) listed in the section titled “Information Incorporated by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Soluna” “the Company,” “we,” “us” and “our” refer to Soluna Holdings, Inc. and its subsidiaries.

Corporate Overview

Our mission is to make renewable energy a global superpower using computing as a catalyst.

We develop and operate digital infrastructure that taps into a growing global opportunity: the convergence of renewable energy and High-Performance Computing (“HPC”). We call this model Renewable Computing™.

Across the world, vast amounts of clean energy go to waste due to curtailment. At the same time, there is a critical shortage of power for energy-intensive infrastructure like artificial intelligence (“AI”), HPC, and Bitcoin mining. Renewable Computing™ bridges this gap-unlocking stranded renewable energy and turning it into scalable computing power.

We build, own or co-own, and operate data centers co-located with wind, solar, and hydroelectric plants. Our modular and scalable design supports high-throughput, batchable applications such as AI, Bitcoin, and-soon-HPC workloads. These facilities are managed by MaestroOS™, our proprietary operating system (“MaestroOS”), which continuously analyzes signals like local power pricing, weather, grid demand, and market conditions to optimize performance and economics.

This intelligent orchestration enables long-term asset monetization and attractive returns on invested capital. Our approach is purpose-built for the energy transition. We specialize in curtailment solutions, working closely with leading renewable energy developers to access underutilized, low-cost power. Our behind-the-meter model allows us to draw energy directly from the plant or the grid, while also providing demand response services-reducing costs and enhancing grid resilience.

A key strategic advantage is our model of co-locating data centers directly with renewable power generation assets. By building behind the meter, we are able to bypass long interconnection queues and source electricity directly from the generation site. This structure not only improves power economics, but also accelerates time-to-market-an increasingly important factor for companies with large, time-sensitive computing workloads such as AI and HPC.

With a repeatable strategy and a growing pipeline of projects, we are scaling a new category of digital infrastructure-one that energizes the grid, lowers computing costs, and advances a more sustainable future.

We operate across multiple business lines and generate revenue from four primary sources, as described below:

●	Bitcoin Mining Business - We mine Bitcoin through proprietary operations and joint ventures located at our data centers.
●	Bitcoin Hosting Business - We provide hosting services to third-party Bitcoin mining customers at our data centers.
●	High Performance Computing Business - We offer colocation and hosting services for companies seeking to train large language models (LLMs), fine-tune existing artificial intelligence models, and deploy other compute-intensive AI or HPC workloads.
●	Demand Response Business - We leverage our data center infrastructure to provide demand response services to grid operators.

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Lines of Business

Bitcoin Mining Business

We engage in proprietary Bitcoin mining, a process that verifies transactions and secures the Bitcoin blockchain. This process involves the use of specialized computing equipment to solve complex cryptographic algorithms. Miners compete to solve these algorithms; the first to do so is awarded a predetermined number of newly issued Bitcoins (the “Block Reward”) and any transaction fees associated with that block.

We participate in one or more mining pools-collaborative networks of miners who combine computing power to improve the probability of earning rewards. Block Rewards earned by the pool are distributed among participants based on each member’s proportional contribution. This model helps reduce revenue volatility compared to solo mining operations.

Our mining operations are energy-intensive and require significant computational resources. We operate data centers equipped with both proprietary and third-party hardware and software. Our proprietary data center operating system, MaestroOS, is used to optimize performance, manage power consumption, and increase operational efficiency. Revenue from Bitcoin mining consists of Block Rewards and transaction fees and is recognized upon receipt in accordance with applicable accounting guidance. Upon receipt, all digital assets are promptly converted into U.S. dollars through the Coinbase cryptocurrency exchange.

The profitability of this business is affected by several variables, including the market price of Bitcoin, global network hash rate, mining difficulty, electricity and infrastructure costs, and mining pool fees. In addition, Bitcoin undergoes a periodic “halving” event approximately every four years, reducing the Block Reward and potentially impacting future revenue. For the year ended December 31, 2024, our Bitcoin Mining Business represented approximately 45% of total revenue.

Bitcoin Hosting Business

We provide colocation and hosting services for third-party Bitcoin mining customers at our data centers. Customers lease space based on their power requirements. Our current customer base includes several large-scale Bitcoin miners. Contracts typically range from 12 to 24 months in duration.

We offer two primary commercial structures:

1.	Fixed-Fee Model - Customers pay a fixed fee based on the volume of energy consumed.
2.	Profit-Share Model - Customers pay a share of the profits from their mining activity, with power costs passed through.

In 2024, our Bitcoin Hosting Business accounted for approximately 50% of total revenue. Revenue in this business was concentrated among a small number of customers. One customer accounted for 56% of hosting revenue and 28% of total revenue in 2024. This customer terminated its agreement during the fourth quarter of 2024. As of March 2025, we replaced 100% of the lost hosting capacity with minimal operational disruption.

High Performance Computing (HPC) Business

In June 2024, we began providing Graphic Processing Units (“GPUs”)-as-a-Service in partnership with Hewlett Packard Enterprise Company (“HPE”), offering GPU resources to startups, enterprises, and GPU marketplaces for a fee. In March 2025, we terminated our agreement with HPE.

We are currently developing new infrastructure projects intended to support AI and HPC workloads. These efforts include engagement with potential joint venture partners, conducting site and feasibility studies, securing access to power and land, and performing other early-stage development activities.

2

Our first planned AI/HPC colocation project is Project Kati, which is in advanced development. Additional projects, including the announced Project Rosa, are also in progress. For the year ended December 31, 2024, we generated minimal revenue from our HPC Business.

Demand Response Business

We provide demand response services to grid operators and utilities by leveraging our data centers as dispatchable energy resources. In select states where we operate, our data centers are enrolled in ancillary services programs that support grid reliability.

Under these programs, we commit to reducing a facility’s power consumption to a predetermined level when called upon by the grid operator. In return, we receive compensation for maintaining this dispatch capability, provided we meet specific performance criteria. For example, to qualify for compensation in a given period-typically monthly-the data center must meet minimum uptime and availability requirements.

For the year ended December 31, 2024, our Demand Response Business represented approximately 6% of total revenue.

Recent Developments

ATM Agreement

On April 29, 2025, we entered into an At the Market Offering Agreement (the “ATM Agreement”) with the placement agent, pursuant to which we may offer and sell, from time to time, through the placement agent, up to $3.75 million of shares of common stock. We will pay the placement agent a commission of 3.0% of the aggregate gross proceeds from each sale of shares and have agreed to provide the placement agent with customary indemnification and contribution rights.

The shares of common stock sold under the ATM Agreement will be offered and sold pursuant to our effective shelf registration statement on Form S-3 (File No. 333-286638) filed by us with the SEC on April 18, 2025, and declared effective by the SEC on April 29, 2025.

Soluna Cloud - Termination of HPE Agreement

Soluna launched Project Ada- its GPU-as-a-Service business, via Soluna Cloud, Inc. (“Soluna Cloud”), a subsidiary of the Company, in November 2024, in order to achieve two primary goals:

1.	Gain commercial experience in the AI/HPC market in support of future data center development focused on LLMs and other AI workloads.
2.	Capitalize on lower-cost capital to pursue high-growth revenue opportunities in the compute infrastructure market.

As a point of entry into Project Ada, Soluna AL CloudCo, LLC (“CloudCo”), a subsidiary of Soluna Cloud, entered into the HPC & AI Cloud Services Agreement and HPE Greenlake Services Custom Statement of Work with HPE on June 18, 2024, that provided data center and cloud services for AI and supercomputing applications, utilizing NVIDIA H100 GPUs (together with the associated Statement of Work, the “HPE Agreement”).

At the time of launch, the market for NVIDIA H100 GPUs was characterized by constrained supply and strong pricing, which aligned with the economics of the fixed-cost HPE Agreement. However, by the end of 2024, the GPU market shifted significantly. Lead times for NVIDIA H100 GPUs shortened from over 50 weeks in 2023 to 8-12 weeks by the end of 2024, easing supply constraints and reducing urgency among buyers. At the same time, market demand shifted toward larger GPU clusters than those available under the HPE Agreement, making it difficult to secure long-term, reserved contracts at profitable rates. The expected release of NVIDIA’s H200 Blackwell architecture also caused some customers to delay purchases. Although release timelines were impacted by design issues, the prospect of next-generation technology contributed to hesitancy in NVIDIA H100 GPU acquisition. Competitive pressure from alternative GPU vendors further softened demand and market pricing. As a result, Soluna Cloud’s business progressed more slowly than anticipated. Revenues were first recognized in December 2024, with modest growth in early 2025. During the last six months, our engagement with potential financing and operating partners for AI/HPC confirmed that rather than continuing the effort to lease and resell GPU/HPC chips, refocusing on our core strength - creating, developing, financing and operating our extensive pipeline of potential bitcoin and AI hosting facilities - will create far more value for us and our shareholders.

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In light of these developments, on March 24, 2025, CloudCo sent notice of its termination of the HPE Agreement for convenience. Subsequently, on March 26, 2025, HPE sent notice of its termination of the HPE Agreement for cause, effective immediately, due to CloudCo’s material breach of its payment obligations that remained uncured for more than thirty (30) days. In accordance with the terms of the HPE Agreement, upon a termination for cause by HPE, CloudCo must pay HPE the remaining payment stream under the term of the HPE Agreement of approximately $19.3 million as of March 31, 2025, including all upfront payments and monthly charges, plus any fees incurred for the terminated Services (as defined in the HPE Agreement).

SEPA

On August 12, 2024, we entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (“YA”). Pursuant to the terms of the SEPA, we agreed to issue and sell to YA, from time to time, and YA agreed to purchase from us, up to $25 million of shares of our common stock (the “SEPA Shares”). We and YA also entered into a registration rights agreement, pursuant to which we agreed to prepare and file with the SEC a Registration Statement on Form S-1, registering the resale of the SEPA Shares. On November 12, 2024, we filed a registration statement on Form S-1 (File No. 333-282559) with the SEC for the resale by YA of 3,000,000 SEPA Shares, which was declared effective by the SEC on February 5, 2025. As of the date of this prospectus, we have issued and sold approximately 1.5 million shares of our common stock to YA pursuant to the SEPA for aggregate net proceeds to us of approximately $2.0 million. We intend to continue issuing shares of our common stock to YA pursuant to the SEPA in future periods.

Assignment and Assumption Agreements

CloudCo, Soluna Cloud, and the Company, entered into assignment and assumption agreements on October 1, 2024, with one of the accredited investors issued convertible notes and Class A, Class B and Class C common stock purchase warrants on October 25, 2021 (the “Purchasers”), and two other parties introduced by that Purchaser, with respect to an aggregate of $1.25 million of notes (“Additional Notes”) issued by CloudCo (the “Assignment Agreements”). Pursuant to the Assignment Agreements, we will be able to purchase such notes for a purchase price of $750 thousand, or 60% of face value. The assignment and assumption will be effective once all conditions of the agreement are met including fulfilling the purchase price. On March 14, 2025, the Company fulfilled the agreement and assumed the assignment and assumption of the Additional Notes for the remaining outstanding balance.

Galaxy Note

On March 12, 2025, Soluna SW LLC, a Delaware limited liability company and a subsidiary of Soluna SW Holdings LLC, a Delaware limited liability company and a subsidiary of Soluna Digital, Inc. (“SDI”), a Nevada corporation and a subsidiary of the Company, entered into a Loan Agreement (the “Galaxy Loan Agreement”) with Galaxy Digital LLC. The Galaxy Loan Agreement comprises a term loan facility in the principal amount of $5.0 million (the “Term Loan Facility”). The Term Loan Facility bears interest at 15.0% per annum, unless an Event of Default (as defined therein) has occurred and is continuing, in which case the Galaxy Term Loan Facility shall bear interest at a rate of 5% above the then applicable interest rate. The Term Loan Facility will mature on March 12, 2030 and will be paid over a five-year term.

June SPA Modification

On June 20, 2024, pursuant to the terms and subject to the conditions of a Note Purchase Agreement (the “June SPA”) by and among (i) CloudCo, (ii) Soluna Cloud, (iii) the Company and (iv) the accredited investor named therein (the “Investor” and collectively, the “Note Parties), CloudCo issued to the Investor a secured promissory note in a principal amount equal to $12.5 million (the “Note”).

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On March 23, 2025, the Note Parties entered into a Modification Agreement (the “Modification Agreement”) to, among other things, (i) provide for the deposit of 1,000,000 shares (the “Investor Shares”) of our common stock into an escrow account maintained by Northland Securities, Inc., pursuant to an escrow agreement (as further described below), (ii) provide for the issuance to the Investor of a warrant to purchase shares of our common stock upon the release by the Investor of its lien on our property (the “Warrant”), (iii) amend the payment schedule of the Note to provide (a) for each of the six scheduled payments occurring after the earlier of the effectiveness of a registration statement for the resale of the Registrable Securities (as defined below) or the date that the Registrable Securities may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), without any information requirements, the amount of principal and interest payable on such date shall be reduced by 50% (the aggregate amount of the six months of such reductions, the “Specified Amount”) and (b) if the aggregate amount of payments on the Note applied from the proceeds of the sale of the Investor Shares on or prior to the last six scheduled payments is less than the Specified Amount (such difference, the “Make Whole Amount”), than the amount of each of the remaining scheduled payments shall be increased by an amount equal to the Make Whole Amount divided by the number of remaining scheduled payments, (iv) modify the Note such that the Note is now convertible into up to 2,500,000 shares (the “Conversion Shares”) of our common stock based on a conversion price of $5.00, (v) amend the Note to provide that we will be a direct co-obligor with CloudCo under the Note, and (vi) amend the SPA to allow us to organize or incorporate any subsidiary, over which we shall have voting or beneficial control, which is being formed with the intent to engage in a business or line of business substantially similar to that of Soluna Cloud or the Company, without first paying all of the principal and interest due under the Note and without first obtaining Investor’s prior written consent.

The net proceeds from dispositions of the Investor Shares (i) at a price of up to $4.00 per share shall be applied to reduce the outstanding principal balance of the Note and (ii) at a price greater than $4.00 per share shall be applied first to reduce the outstanding principal balance of the Note in an amount equal to $4.00 per share of our common stock and then to the Investor.

Also under the Modification Agreement, we agreed to register for resale the Investor Shares and Conversion Shares (together, the “Registrable Securities”) as promptly as commercially practicable, as determined by us, following the registration for resale of certain other securities. We also agreed to register for resale the shares of our common stock issuable upon exercise of the Warrant as promptly as commercially practicable, as determined by us, after the issuance of the Warrant.

Subsequently, we and the Investor mutually agreed that the 1,000,000 Investor Shares would instead be issued directly to the Investor, and, on April 29, 2025, we issued 1,000,000 shares of common stock to the Investor.

Project Specific Developments

Project Dorothy 2

We are constructing Project Dorothy 2 which is a 48MW expansion of our flagship Project Dorothy that will be dedicated to Bitcoin Hosting. The site is expected to energize soon in the second quarter of 2025. This will enable the commencement of the commissioning of the first of 3 phases, each of 16MW, that will occur between May and October 2025 with the site expected to be fully operational in November 2025. As each phase is commissioned, it will begin to generate revenue, both due to Bitcoin Hosting and Demand Response Services.

Project Rosa

We are developing Project Rosa which is expected to be a 187MW data center for AI and Bitcoin hosting and other computing-intensive applications, as well as joint venture potential. It will be co-located with a wind farm in Texas. We have signed term sheets for both power and land purchase agreements in connection with this project.

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Project Kati

We are developing Project Kati which is expected to be a 166MW data center for AI, machine learning, Bitcoin hosting and other computing-intensive applications, as well as joint venture potential. It will be co-located with a wind farm in Texas. We have received final ERCOT approval for the Reactive Power Study which is the last study required to exit planning. It is also waiting for required amendments to Las Majadas Wind Farm’s agreement with the transmission service provider to be completed.

Project Grace

We continue to develop a 2MW AI/HPC data center to be co-located with the same windfarm as Project Dorothy that will be the first construction of Soluna’s proprietary Helix design that remains in the concept design phase.

Project Hedy

We have signed a term sheet for power for Project Hedy, a new 120 MW data center co-located with a 200 MW wind farm in South Texas. The wind farm is owned by a new power partner–a multinational conglomerate that focuses on developing and managing sustainable infrastructure solutions, with a strong emphasis on renewable energy, water management, and services, aiming to contribute to a low-carbon economy and a better planet.

Project Ellen

We have signed a term sheet for power for Project Ellen, a new 100 MW data center co-located with a 145 MW wind farm in South Texas. The wind farm is owned by a new power partner–a leader in renewable energy and sustainable infrastructure in the U.S. and internationally.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” under applicable SEC regulations. A smaller reporting company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus, and reduced disclosure about our executive compensation arrangements;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting; and

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus.

We will continue to be a smaller reporting company as long as we have a public float (determined as of the end of our second fiscal quarter) of less than $250 million or have annual revenues of less than $100 million as of the last fiscal year for which we have audited financial statements and a public float of less than $700 million.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Soluna Holdings, Inc. (“SHI”), formerly known as Mechanical Technology, Incorporated, which was originally incorporated in the State of New York in 1961, reincorporated in the State of Nevada on March 29, 2021, and is headquartered in Albany, New York. Effective November 2, 2021, the Company changed its name from “Mechanical Technology, Incorporated” (or “MTI”) to “Soluna Holdings, Inc.” On October 29, 2021, Soluna Callisto Holdings, Inc. merged into Soluna Computing, Inc. (“SCI”), a private green data center development company and a subsidiary of SHI. MTI Instruments, Inc., a subsidiary of SHI, was sold on April 11, 2022. On March 23, 2021, our common stock commenced trading on the Nasdaq. We formed a wholly owned subsidiary of SHI on December 27, 2023, SDI. Effective December 31, 2023, SCI transferred substantially all of its assets to SHI or its subsidiaries, including SDI.

Our principal executive office is located at 325 Washington Avenue Extension, Albany, NY 12205, and our phone number is (516) 216-9257. Our principal website address is www.solunacomputing.com.

Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

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THE OFFERING

Common Stock to be Offered	Up to 7,754,342 shares based on the sale of our common stock at an assumed combined public offering price of $0.6448 per share of common stock and accompanying Common Warrants, which is the closing price of our common stock on June 12, 2025, and assuming no sale of any Pre-Funded Warrants.

Pre-Funded Warrants to be Offered

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants to purchase shares of common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each Pre-Funded Warrant will be exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant and accompanying Common Warrants will equal the price at which the share of common stock and accompanying Common Warrants are being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in this offering.

For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue Common Warrants for each share of our common stock and each Pre-Funded Warrant to purchase one share of our common stock sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and Pre-Funded Warrants sold.

Common Warrants to be Offered

Each share of our common stock and each Pre-Funded Warrant to purchase one share of our common stock is being sold together with a Series A Warrant to purchase one share of our common stock and a Series B Warrant to purchase one share of our common stock.

Each Common Warrant will have an exercise price of $      per share and will be exercisable beginning on the effective date of Warrant Stockholder Approval; provided, however, that if the Pricing Conditions are met, the Common Warrants will be exercisable upon issuance. The Series A Warrants will expire on the five-year anniversary of the date on which such Series A Warrants become exercisable and the Series B Warrants will expire on the twenty-four-month anniversary of the date on which such Series B Warrants become exercisable. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Common Warrants.

The shares of common stock and Pre-Funded Warrants, and the accompanying Common Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Common Stock to be Outstanding Immediately After this Offering	25,969,873 shares (assuming we sell only shares of common stock and no Pre-Funded Warrants and assuming no exercise of the Common Warrants).

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Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $4.3 million, based on an assumed combined public offering price of $0.6448 per share of common stock and accompanying Common Warrants which was the closing price of our common stock on Nasdaq on June 12, 2025, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming we sell only shares of common stock and no Pre-Funded Warrants and excluding the proceeds, if any, from the exercise of the Common Warrants in this offering.

We currently intend to use the net proceeds from the offering for working capital, project-level equity, and general corporate purposes. See “Use of Proceeds” for additional information.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

National Securities Exchange Listing	Our common stock is currently listed on Nasdaq under the symbol “SLNH.” There is no established public trading market for the Pre-Funded Warrants or Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on Nasdaq or on any other national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

The above discussion and table are based on 18,215,531 shares of our common stock outstanding as of June 12, 2025, and excludes:

●	2,645 shares of our common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $21.46 per share;
●	177,885 shares of our common stock underlying restricted stock units;
●	1,250,000 shares of our common stock issuable upon conversion of our Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”);
●	2,347,134 shares of our common stock issuable upon the exercise of outstanding warrants, including pre-funded warrants, at a weighted average exercise price of $5.42 per share; and
●	1,748,822 shares of our common stock reserved for issuance under our equity incentive plans.

As of June 12, 2025, we had 4,953,545 shares of our 9.0% Series A Cumulative Perpetual Preferred Stock issued and outstanding (the “Series A Preferred Stock”) and 62,500 shares of our Series B Preferred Stock issued and outstanding.

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RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors set forth below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q, and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus titled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

To the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities exercisable, convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering. The exercise of outstanding stock options and warrants, including those sold in this offering, may also result in dilution of your investment.

There is no public market for the Common Warrants or Pre-Funded Warrants being offered by us in this offering.

There is no established public trading market for the Common Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or Pre-Funded Warrants on Nasdaq or any other national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited.

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The Common Warrants and Pre-Funded Warrants are speculative in nature.

The Common Warrants and Pre-Funded Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance or the date of Warrant Stockholder Approval, as the case may be, holders of the Common Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $        per share of common stock, and holders of the Pre-Funded Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.001 per share of common stock. Moreover, following this offering, the market value of the Common Warrants and Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Common Warrants or Pre-Funded Warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Common Warrants or Pre-Funded Warrants, and consequently, whether it will ever be profitable for holders of Common Warrants to exercise the Common Warrants or for holders of the Pre-Funded Warrants to exercise the Pre-Funded Warrants.

Holders of the Pre-Funded Warrants and the Common Warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the Pre-Funded Warrants and the Common Warrants.

Until holders of the Common Warrants and the Pre-Funded Warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such warrants, except to the extent that holders of such Common Warrants and Pre-Funded Warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the Common Warrants and the Pre-Funded Warrants. Upon exercise of the Common Warrants and the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Common Warrants are not exercisable until the Warrant Stockholder Approval; provided, however, that if the Pricing Conditions are met, the Common Warrants will be exercisable upon issuance.

The Common Warrants will have an exercise price of $        per share and will be exercisable beginning on the effective date of the Warrant Stockholder Approval; provided, however, that if the Pricing Conditions are met, the Initial Exercise Date of the Common Warrants shall be the date of issuance thereof. The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series B Warrants will expire on the twenty-four-month anniversary of the Initial Exercise Date.

While we intend to promptly seek Warrant Stockholder Approval if the Pricing Conditions have not been met, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If the Pricing Conditions are not met and we are unable to obtain the Warrant Stockholder Approval, the Common Warrants will have no value.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers who purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers who enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of securities; (ii) agreement to not enter into variable rate financings for six (6) months from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for forty-five (45) days from closing, subject to certain exceptions; and (iv) indemnification for breach of contract.

This is a best efforts offering, with no minimum number or dollar amount of securities required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this registration statement. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Our failure to maintain compliance with Nasdaq continued listing requirements could result in the delisting of our securities.

Our common stock is currently listed on Nasdaq. Continued listing of a security on Nasdaq is conditioned upon compliance with various continued listing standards. We recently received a notice from The Nasdaq Stock Market LLC’s Listing Qualifications Department indicating that we had not complied with the minimum bid price requirement under the Nasdaq Rules and there can be no assurance that we will be able to regain compliance or be able to thereafter maintain compliance with the listing requirements under the Nasdaq Rules. A delisting could substantially decrease trading in our common stock, adversely affect the market liquidity of our common stock as a result of the loss of market efficiencies associated with our securities being listed on Nasdaq and the loss of federal preemption of state securities laws, adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, and employees and lead to fewer business development opportunities. Additionally, the market price of our common stock may decline further, and stockholders may lose some or all of their investment.

We intend to actively monitor the closing bid price of our common stock and may, if appropriate, consider implementing available strategies to regain compliance with the minimum bid price requirement under the Nasdaq Rules. However, there can be no assurance that we will be able to regain compliance with the Nasdaq listing requirements.

In the event of a delisting, we anticipate that we would take actions to restore our compliance with Nasdaq or another national exchange’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to regain listing on Nasdaq, stabilize our market price, improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement under the Nasdaq Rules, or prevent future non-compliance with Nasdaq or another national securities exchange’s listing requirements.

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USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $4.3 million, assuming a combined public offering price per share of common stock and accompanying Common Warrants of $0.6448, the closing price per share of our common stock on Nasdaq on June 12, 2025, after deducting the placement agent fees and estimated offering expenses payable by us, assuming no sale of any fixed combinations of Pre-Funded Warrants and Common Warrants offered hereunder and excluding the proceeds, if any, from the exercise of the Common Warrants issued in this offering. If the Common Warrants are exercised in full for cash, the estimated net proceeds will increase to $    . However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. In addition, we may receive proceeds from the exercise of the placement agent warrants, to the extent such placement agent warrants are exercised for cash, but we will not receive any proceeds from any sale of the shares underlying the placement agent warrants.

We intend to use the net proceeds from the offering for working capital, project-level equity, and general corporate purposes. These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Pursuant to Amendment No. 1 to Securities Purchase Agreement, dated October 3, 2024, between the Company and the holder of our Series B Preferred Stock, we are required to pay a consent fee equaling 10% of the gross proceeds from this offering to the holder of our Series B Preferred Stock. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisition contemplated at this time. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. As a result, our management will have broad discretion in the application of the net proceeds from this offering, and the investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein and therein.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following summary of the rights of the securities we are offering is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended (the “Articles of Incorporation”) and our Bylaws (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

We are offering shares of our common stock, Series A Warrants to purchase up to 7,754,342 shares of common stock and Series B Warrants to purchase up to 7,754,342 shares of common stock. We are also offering Pre-Funded Warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each Pre-Funded Warrant will be exercisable for one share of common stock. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. No warrant for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the offer and sale of the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants offered hereby, as well as the shares of common stock issuable from time to time upon exercise of the placement agent warrants registered hereby.

We have authorized capital stock consisting of 75,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 6,040,000 shares have been designated as shares of Series A Preferred Stock and 187,500 have been designated as Series B Preferred Stock, as of June 12, 2025. Unless stated otherwise, the following discussion summarizes the terms and provisions of our Articles of Incorporation and our Bylaws. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Nevada Revised Statutes, as amended (the “NRS”). For a description of the terms of our preferred stock, see Exhibit 4.14 to our Annual Report on Form 10-K, filed with the SEC on March 31, 2025.

Common Stock

Voting rights. The holders of our common stock are entitled to one vote per share held on all matters on which a vote of our common stockholders is taken. Stockholders do not have cumulative voting rights in the election of directors. The election of directors of the Company is decided by plurality vote and all other questions are decided by a majority of the votes cast by our stockholders present in person or by proxy, except as otherwise required by the NRS or our Articles of Incorporation. Our Articles of Incorporation provide that notwithstanding any other provision of our Articles of Incorporation or our Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation, or the Bylaws), any director or the entire Board may be removed at any time, but only for cause upon the affirmative vote of 75% or more of the outstanding shares of capital stock entitled to vote for the election of directors at a meeting called for that purpose.

The Board is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors, with the terms of the classes scheduled to expire in successive years. At each annual meeting of the Company’s stockholders, the stockholders elect the members of a single class of directors for three-year terms.

Dividends. The holders of our common stock are entitled to receive dividends when, as, and if declared by the Board, out of funds legally available therefor.

Liquidation. Except as otherwise provided under our Articles of Incorporation (including the terms of any preferred stock), upon liquidation, dissolution, or the winding up of the Company, holders of our common stock are entitled to receive any remaining assets of the Company in proportion to the respective number of shares held after payment of and reservation for Company liabilities.

Preemptive Rights. The holders of shares of our common stock do not have any preemptive right to subscribe for or purchase any shares of any class or series of our capital stock.

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Redemption Rights. Shares of our common stock are not subject to redemption by the Company. To the extent that the Company issues additional shares of common stock, the relative interest in the Company of existing stockholders will likely be diluted.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws, and Nevada Law

Our Articles of Incorporation and Bylaws contain provisions and terms that may delay, defer, or prevent a tender offer or change in control of the Company that a stockholder might consider to be in his, her, or its best interests, including attempts that might result in a premium being paid over the market price for shares of our Common Stock. The Company expects that such provisions and terms may have the effect of discouraging extraordinary corporate transactions with respect to the Company, such as hostile takeover bids, and will instead encourage any potential acquiror of the Company to first correspond with our Board. These provisions and terms include:

●	Special meetings of stockholders may only be called by the by the chairman of the board or the chief executive officer, or, if there be no chairman of the board and no chief executive officer, by the president, and shall be called by the secretary upon the written request of at least a majority of the Board or the holders of not less than a majority of the voting power of the Company’s stock entitled to vote.
●	The Company maintains a classified Board that is divided into three classes serving for respective three-year terms. As a result, it would take at least two successive annual meetings of shareholders to replace a majority of the members of our Board.
●	Vacancies on the Board may be filled by majority vote of remaining directors then in office, even if less than a quorum, with the individual elected to serve for the remainder of the unexpired term.
●	Any director of the Company may be removed from service as a director only after the affirmative vote of 75% or more of outstanding shares of stock entitled to vote for the election of directors, at a meeting called for that purpose.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We made an election to opt out of these statutes in our original articles of incorporation and have not amended such provision.

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Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elect to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority, or (3) a majority or more of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our Articles of Incorporation or Bylaws are not timely amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Further, NRS 78.139 provides that directors may resist a change or potential change in control of a corporation if the board of directors determines that the change or potential change in control is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

We expect the existence of these provisions may have an anti-takeover effect with respect to transactions that our Board does not approve in advance and could result in making it more difficult to accomplish transactions that our stockholders may see as beneficial such as (i) discouraging business combinations that might result in a premium over the market price for the shares of our Common Stock; (ii) discouraging hostile takeovers which could inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts; and (iii) preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (the “Transfer Agent”) (formerly: American Stock Transfer & Trust Company, LLC). The Transfer Agent’s address is 48 Wall Street, 23rd Floor, New York, NY 10005.

National Securities Exchange Listing

Our common stock is currently listed on Nasdaq under the symbol “SLNH.”

Common Warrants

The following is a summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A Warrant and the form of Series B Warrant for complete descriptions of the terms and conditions of the Common Warrants. The Series A Warrant and Series B Warrant are identical except with regard to their duration.

Duration and Exercise Price. Each Common Warrant offered hereby will have an exercise price equal to $        . The Common Warrants will be exercisable beginning on the effective date of Warrant Stockholder Approval; provided, however, that if the Pricing Conditions are met, the Initial Exercise Date of the Common Warrants will be the date of issuance thereof. The Series A Warrants will expire on the five-year anniversary of the date on which such Series A Warrants become exercisable and the Series B Warrants will expire on the twenty-four-month anniversary of the date on which such Series B Warrants become exercisable. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Common Warrants will be issued separately from the common stock or Pre-Funded Warrants, respectively, and may be transferred separately immediately thereafter. The Common Warrants will be issued in certificated form only.

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We intend to promptly, and in no event later than 90 days after the consummation of this offering, seek Warrant Stockholder Approval for the issuance of shares of common stock issuable upon exercise of the Common Warrants but we cannot assure you that such stockholder approval will be obtained; provided, however, that, if and only if the Pricing Conditions are satisfied, then we will not seek Warrant Stockholder Approval. We have agreed with the investors in this offering that, if we are obligated to seek but do not obtain Warrant Stockholder Approval for the issuance of the shares of common stock upon exercise of the Common Warrants at the first stockholder meeting for such purpose after the consummation of this offering, we will call a stockholder meeting every 90 days thereafter until the earlier of the date we obtain such approval or the Common Warrants are no longer outstanding.

Exercisability. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

Cashless Exercise. If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Common Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black-Scholes Value (as defined in the Common Warrants) of the remaining unexercised portion of the Common Warrants on the date of the consummation of such fundamental transaction, concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability. Subject to applicable laws, the Common Warrants may be transferred at the option of the holder upon surrender of the Common Warrants to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

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Trading Market. There is no established trading market for the Common Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Common Warrants on the Nasdaq or any other securities exchange or other trading market. Without a trading market, the liquidity of the Common Warrants will be extremely limited.

Right as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Common Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Common Warrants.

Waivers and Amendments. No term of a Common Warrant may be amended or waived without the written consent of the Company and the holder of such Common Warrant.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of common stock equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, at our election, the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Trading Market. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on Nasdaq or any other securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

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Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding securities, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of securities, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction on a net exercise basis.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees the placement agent warrants to purchase up to 5.0% of the aggregate number of shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Pre-Funded Warrants), at an exercise price equal to 125% of the public offering price per share of common stock and accompanying Common Warrants to be sold in this offering. The placement agent warrants will be exercisable beginning on the effective date of Warrant Stockholder Approval, provided that if the Pricing Conditions are met, the placement agent warrants will be exercisable upon issuance. The placement agent warrants will expire five years from the commencement of sales under this offering. The placement agent warrants issued in this offering will otherwise have substantially the same terms as the Common Warrants.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. The placement agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered.

The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. This is a best efforts offering and there is no minimum amount of proceeds that is a condition to closing of this offering. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The placement agent may engage one or more sub-agents or selected dealers in connection with the offering. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of six (6) months following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for forty-five (45) days from closing of the offering, subject to certain exceptions.

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The nature of the representations, warranties and covenants in the securities purchase agreements will include:

●	standard and customary issuer representations and warranties on matters such as due organization, qualification, authorization, no conflict, no governmental filings required, currentness and accuracy of SEC filings, absence of litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of the offering of the warrant shares, the filing of a Current Report on Form 8-K to disclose entering into these securities purchase agreements, the providing of material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and prohibitions on subsequent equity sales for forty-five (45) days, subject to certain exceptions.

Delivery of the securities offered hereby is expected to occur on or about        , 2025, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per share and accompanying Common Warrants, and per Pre-Funded Warrant and accompanying Common Warrants, and total placement agent fees we will pay in connection with the sale of the securities in this offering.

Per share and Common Warrants placement agent cash fees	$
Per Pre-Funded Warrant and Common Warrants placement agent cash fees	$
Total	$

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the aggregate gross proceeds raised in the offering. We will reimburse the placement agent for reasonable fees and expenses of legal counsel and other reasonable out-of-pocket expenses in an amount up to $125,000 and its out-of-pocket clearing expenses in an amount up to $15,950 in connection with this offering. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $0.218 million. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4.3 million.

Placement Agent Warrants

In addition, we have agreed to issue the placement agent warrants to the placement agent or its designees to purchase up to 5.0% of the aggregate number of shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Pre-Funded Warrants), at an exercise price equal to 125% of the public offering price per share and accompanying Common Warrants to be sold in this offering. The placement agent warrants will be exercisable beginning on the effective date of Warrant Stockholder Approval, provided that if the Pricing Conditions are met, the placement agent warrants will be exercisable upon issuance. The placement agent warrants will expire five years from the commencement of sales under this offering. The placement agent warrants are registered on the registration statement of which this prospectus is a part. The form of the placement agent warrant is included as an exhibit to this registration statement of which this prospectus forms a part.

Right of First Refusal

Subject to consummation of the offering and other exceptions, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the sole book-running manager, sole underwriter or sole placement agent, as applicable, if we decide to raise capital through a public offering (including an at-the-market facility) or private placement or any other capital-raising financing of equity, or equity-linked securities at any time prior to the eighteen (18) months following the closing date of this offering.

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Tail

Subject to certain exceptions, in the event that any investors with whom the placement agent had back-and-forth correspondence (written or oral) during the term of our engagement agreement with the placement agent provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) within eighteen (18) months following the termination or expiration of our engagement agreement with the placement agent, we shall pay the placement agent the cash and warrant compensation provided above on the gross proceeds raised in such Tail Financing from such investors.

Determination of Offering Price

The combined public offering price per share and accompanying Common Warrants and the combined public offering price per Pre-Funded Warrant and accompanying Common Warrants we are offering and the exercise prices and other terms of the Pre-Funded Warrants and Common Warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the Pre-Funded Warrants and Common Warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of forty-five (45) days following the closing date of the offering. This means that, during the applicable lock-up period, we may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, subject to certain customary exceptions such as issuing stock options to directors, officers, employees and consultants under our existing plans, and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. In addition, we have agreed to not issue any securities that are subject to a price reset based on trading prices of our common stock or upon a specified or contingent event in the future, or enter into an agreement to issue securities at a future determined price, until the date that is six (6) months following the closing date of the offering, subject to exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of this prohibition.

Transfer Agent and Registrar

The transfer agent for our common stock is Equiniti Trust Company, LLC (the “Transfer Agent”) (formerly: American Stock Transfer & Trust Company, LLC). The Transfer Agent’s address is 48 Wall Street, 23rd Floor, New York, NY 10005.

National Securities Exchange Listing

Our common stock is currently listed on Nasdaq under the symbol “SLNH.” On June 12, 2025, the closing price per share of our common stock was $0.6448.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments that the placement agent may be required to make for these liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

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Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

The placement agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services. The Placement Agent acts as our exclusive placement agent pursuant to the ATM Agreement, for which it receives compensation.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;
●	our Quarterly Report on Form 10-Q for the period ended March 31, 2025 filed with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K filed with the SEC on February 10, 2025, March 18, 2025, March 27, 2025, March 28, 2025, April 29, 2025, and May 8, 2025 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 22, 2021, as updated by the Description of Securities set forth on Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, including any amendments thereto or reports filed for the purposes of updating this description.

All other reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date that this registration statement becomes effective and after the date of this prospectus but before the termination of the offering of the securities described in this prospectus shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Soluna Holdings, Inc.
325 Washington Avenue Extension
Albany, NY 12205

(518) 218-2550

Attn: Christopher Gandolfo
hello@soluna.io

You may also access these filings on our website at www.solunacomputing.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.solunacomputing.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby and certain other matters of Nevada law will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. The validity of the other securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. The Placement Agent is being represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Soluna Holdings, Inc. and its subsidiaries as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years then ended have been audited by UHY LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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Up to 7,754,342 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 7,754,342 Shares of Common Stock

Series A Warrants to Purchase up to 7,754,342 Shares of Common Stock

Series B Warrants to Purchase up to 7,754,342 Shares of Common Stock

Placement Agent Warrants to Purchase up to 387,717 Shares of Common Stock

Up to 23,650,743 Shares of Common Stock underlying Pre-Funded Warrants, Series A Warrants, Series B Warrants and Placement Agent Warrants

PRELIMINARY PROSPECTUS

H.C. Wainwright & Co.

The date of this prospectus is         , 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than placement agent fees and commissions, payable by us in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee:

Amount to be paid
SEC registration fee	$2,334.77
FINRA filing fee	2,796.88
Legal fees and expenses	200,000
Accounting fees and expenses	$8,000
Miscellaneous	4,868.35
Total expenses	218,000

Item 14. Indemnification of Directors and Officers.

NRS 78.138 provides that, unless the corporation’s articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the statutory presumption that such director or officer has acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of law. Our Articles of Incorporation provide that no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of the NRS.

Section 78.7502(1) of the NRS provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to NRS 78.138 or if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

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NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Bylaws provide that the Company shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 15. Recent Sales of Unregistered Securities.

On July 19, 2022, we issued to an accredited investor (i) 62,500 shares of Series B Preferred Stock, and (ii) warrants to purchase up to an aggregate of 1,000,000 shares of common stock (the “July 2022 Warrants”). The shares of Series B Preferred Stock and the July 2022 Warrants were issued without registration under the Securities Act, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder.

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On September 13, 2022, we and the purchasers (the “October 2021 Purchasers”) listed in the Securities Purchase Agreement dated October 25, 2021 (the “October 2021 SPA”), entered into an agreement (the “Addendum Amendment”) further amending the Addendum, dated July 19, 2022, pursuant to which, among other things, we issued to the October 2021 Purchasers 430,564 shares of common stock (“New Shares”) in exchange for Class B warrants issued in connection with the October 2021 SPA, and Class D warrants to purchase up to an aggregate of 1,000,000 shares of common stock , Class E common stock purchase warrants to purchase up to an aggregate of 1,000,000 shares of common stock , Class F common stock purchase warrants to purchase up to an aggregate of 1,000,000 shares of common stock , and Class G common stock purchase warrants to purchase up to an aggregate of 1,000,000 shares of common stock (together, the “New Warrants”). The New Shares and the New Warrants were issued without registration under the Securities Act, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder.

On December 2, 2022, we entered into a placement agency agreement (the “Placement Agency Agreement”) with Univest Securities, LLC (“Univest”), pursuant to which Univest agreed to serve as the exclusive placement agent for us in connection with such offering. Pursuant to the Placement Agency Agreement, we agreed to pay Univest 431,014 restricted shares of common stock in relation to Univest’s role in the underwritten offering that closed on October 26, 2022 (the “October Shares”). The October Shares were issued without registration under the Securities Act, in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

On May 23, 2023, we entered into a Subscription and Investment Representation Agreement with David Michaels, our Secretary (the “Subscriber”), and sold to the Subscriber one share of our Series X Preferred Stock, par value $0.001 per share (the “Series X Preferred Stock”). The offering and sale of the Series X Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act.

On July 28, 2023, we paid a mandatory dividend on our outstanding Series B Preferred Stock in the amount of $657,223.64. Pursuant to a Dividend Payment Agreement, we and the holder of the Series B Preferred Stock agreed to satisfy the payment of the dividend through the issuance of 44,000 shares of our common stock and 70,300 pre-funded warrants. The issuance of the common stock and the pre-funded warrants was exempt from registration under Section 4(a)(2) of the Securities Act.

On June 20, 2024, pursuant to the terms and subject to the conditions of the June SPA by and among the Note Parties, CloudCo issued the Note to the Investor. As further inducement for the June Investor to purchase the Note, Soluna Cloud issued to the Investor a warrant (the “June Warrant”) exercisable for a number of shares of common stock of Soluna Cloud equal to the sum of (a) 12.5% of Soluna Cloud’s issued and outstanding common stock as of the date of the June Warrant divided by 0.875, plus (b) 12.5% of each Qualified Issuance (as defined below) divided by 0.875. For purposes of the June Warrant, “Qualified Issuance” means (y) each issuance of common stock of Soluna Cloud during the period commencing on the day after the date of the June Warrant and ending on the earlier to occur of (i) the conclusion of up to an additional $112,500,000 of capital raised, whether in the form of debt, equity, mixed or otherwise, by Soluna Cloud and its subsidiaries and (ii) December 31, 2024 and (z) the number of shares of common stock of Soluna Cloud issuable upon the exercise or conversion of any convertible securities of CloudCo issued during such period. The June Warrant was issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act and exempt from registration or qualification under applicable state securities laws.

On July 12, 2024, the Note Parties entered into a First Amendment to Note Purchase Agreement (the “June SPA Amendment”), which amended the June SPA to permit CloudCo to issue additional secured promissory notes in an aggregate principal amount equal to $1,250,000 (the “Additional Notes”) to additional accredited investors (the “Additional Investors”). As further inducement for the Additional Investors to purchase the Additional Notes, Soluna Cloud agreed to issue to each Additional Investor a warrant (collectively, the “July Warrants”) for a number of shares of common stock of Soluna Cloud equal to the sum of (a) 1.25% of Soluna Cloud’s issued and outstanding common stock as of the date of the July Warrants, divided by 0.9875, plus (b) 1.25% of each Qualified Issuance (as defined below), divided by 0.9875. For purposes of the July Warrants, “Qualified Issuance” means (y) each issuance of common stock of Soluna Cloud during the period commencing on the day after the date of the July Warrants and ending on the earlier to occur of (i) the conclusion of up to an additional $111,250,000 of capital raised, whether in the form of debt, equity, mixed or otherwise, by Soluna Cloud and its subsidiaries, and (ii) December 31, 2024, and (z) the number of shares of common stock of Soluna Cloud issuable upon the exercise or conversion of any convertible securities of CloudCo issued during such period. The July Warrants were issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act and exempt from registration or qualification under applicable state securities laws.

We entered into the SEPA with YA on August 12, 2024. Pursuant to the terms of the SEPA, we agreed to issue and sell to YA, from time to time, up to $25 million of SEPA Shares. The SEPA Shares will be issued and sold by us to YA in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

On March 23, 2025, the Note Parties entered into the Modification Agreement to, among other things, provide for the deposit of 1,000,000 Investor Shares into an escrow account maintained by Northland Securities, Inc., and provide for the issuance of the Warrant to the Investor. Subsequently, we and the Investor mutually agreed that the 1,000,000 Investor Shares would instead be issued directly to the Investor, and, on April 29, 2025, we issued 1,000,000 shares of common stock to the Investor. The Investor Shares and the Warrant were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits.

Exhibit No.	Description of Document

2.1	Agreement and Plan of Merger dated August 11, 2021, by and among Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, SCI Merger Sub, Inc., and Soluna Callisto Holdings Inc., formerly known as Soluna Computing, Inc. (incorporated by reference from Exhibit 2.1 of the Company’s Form 8-K Report filed August 12, 2021).

3.1	Articles of Incorporation of Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated (incorporated by reference from Exhibit 3.1 of the Company’s Form 10-K Report for the year ended December 31, 2020 (the “2020 Form 10-K”)).

3.2	Articles of Merger filed with the Secretary of State of Nevada (incorporated by reference from Exhibit 3.3 of the 2020 Form 10-K).

3.3	Certificate of Merger filed with the Department of State of New York (incorporated by reference from Exhibit 3.4 of the 2020 Form 10-K).

3.4	Certificate of Amendment filed with the Secretary of State of Nevada dated June 9, 2021 (incorporated by reference from Exhibit 3.1 of the Company’s Form 8-K Report filed June 15, 2021).

3.5	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on November 2, 2021 (incorporated by reference from Exhibit 3.1 of the Company’s Form 8-K Report filed November 4, 2021).

3.6	Bylaws of Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, (incorporated by reference from Exhibit 3.2 of the 2020 Form 10-K).

3.7	Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock filed with the Secretary of State of the State of Nevada on August 18, 2021 (Incorporated by reference to the Company’s Form 8-A, filed with the SEC on August 19, 2021).

3.8	Certificate of Amendment to Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the State of Nevada on December 22, 2021 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on December 29, 2021).

3.9	Certificate of Amendment to Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the State of Nevada on April 21, 2022 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on April 27, 2022).

3.10	Certificate of Designation of Series B Convertible Preferred Stock, filed with the Nevada Secretary of State on July 20, 2022 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on July 20, 2022).

3.11	Certificate of Change dated October 11, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K Report filed October 17, 2023)

4.1	Form of Common Purchase Warrant (incorporated by reference from Exhibit 4.3 of the Company’s Registration Statement on Form S-1/A filed April 12, 2021).

4.2	Form of Underwriters’ Warrant (incorporated by reference from Exhibit 4.4 of the Company’s Registration Statement on Form S-1/A filed April 12, 2021).

4.4	Form of 9.0% Series A Cumulative Perpetual Preferred Stock Certificate (incorporated by reference from Exhibit 4.2 of the Company’s Form 8-K Report filed August 23, 2021).

4.5	Form of Secured Convertible Note issued by the Company pursuant to and in accordance with the Securities Purchase Agreement dated as of October 20, 2021 (incorporated by reference from Exhibit 4.1 of the Company’s Form 8-K Report filed October 25, 2021).

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4.6	Form of Class A Common Stock Purchase Warrant issued by the Company pursuant to and in accordance with the Securities Purchase Agreement dated as of October 20, 2021 (incorporated by reference from Exhibit 4.2 of the Company’s Form 8-K Report filed October 25, 2021).

4.7	Form of Class B Common Stock Purchase Warrant issued by the Company pursuant to and in accordance with the Securities Purchase Agreement dated as of October 20, 2021 (incorporated by reference from Exhibit 4.3 of the Company’s Form 8-K Report filed October 25, 2021).

4.8	Form of Class C Common Stock Purchase Warrant issued by the Company pursuant to and in accordance with the Securities Purchase Agreement dated as of October 20, 2021 (incorporated by reference from Exhibit 4.4 of the Company’s Form 8-K Report filed October 25, 2021).

4.9	Form of Representative’s Warrant (incorporated by reference from Exhibit 4.2 of the Company’s Form 8-K Report filed December 29, 2021).

4.10	Form of Class D Common Stock Purchase Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2022).

4.11	Form of Class E Common Stock Purchase Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2022).

4.12	Form of Class F Common Stock Purchase Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2022).

4.13	Form of Class G Common Stock Purchase Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2022).

4.14	Description of Securities (Incorporated by reference to the Company’s Annual Report on Form 8-K filed with the SEC on March 31, 2025)

4.15	Form of A Warrant dated May 11, 2023 (incorporated by reference to Exhibit 4.17 to the Quarterly Report on Form 10-Q filed on May 15, 2023 (the “First Quarter 2023 Form 10-Q”))

4.16	Form of B Warrant dated May 11, 2023 (incorporated by reference to Exhibit 4.18 to the First Quarter 2023 Form 10-Q)

4.17	Form of Warrant- Amended Class A Warrant (dated February 28, 2024) (incorporated by reference to Exhibit 4.20 the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024)

4.18	Form of Warrant- Amended Class B Warrant (dated February 28, 2024) (incorporated by reference to Exhibit 4.21 the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024)

4.19	Form of Warrant- Amended Class C Warrant (dated February 28, 2024) (incorporated by reference to Exhibit 4.22 the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024)

4.20	Form of Warrant- Extension $0.01 Warrant (dated February 28, 2024) (incorporated by reference to Exhibit 4.23 the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024)

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4.21	Form of Warrant- Five Year Warrant for Exercise of $6.00 Repriced Warrant (incorporated by reference to Exhibit 4.24 the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024)

4.22	Form of Certificate of Amendment to the Certificate of Designation for the Series B Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2024)

4.23	Form of Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2025)

4.24*	Form of Pre-Funded Warrant issued in this Offering.

4.25*	Form of Series A Warrant issued in this Offering.

4.26*	Form of Series B Warrant issued in this Offering.

4.27*	Form of Placement Agent Warrant issued in this Offering.

5.1*	Form of Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.2*	Form of Opinion of Lowenstein Sandler LLP.

10.1+	Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, Amended and Restated 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.3 of the Company’s Form 10-K Report for the year ended December 31, 2016).

10.2+	Form of Restricted Stock Agreement Notice for Board of Directors and Employees for Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.2 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).

10.3+	Form of Incentive Stock Option Notice for Employees for Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.3 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).

10.4+	Form of Non-Qualified Stock Option Notice for Employees for Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.4 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).

10.5+	Form of Non-Qualified Stock Option Notice for Board of Directors for Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.5 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).

10.6+	Form of Restricted Stock Award Agreement under the Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, Amended and Restated 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.8 of the Company’s Registration Statement on Form 10 filed March 4, 2020).

10.7+	Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2014 Equity Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 25, 2014).

10.8+	Form of Restricted Stock Grant Agreement under the Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2014 Equity Incentive Plan (incorporated by reference from Exhibit 10.10 of the Company’s Registration Statement on Form 10 filed March 4, 2020).

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10.9+	Form of Nonstatutory Stock Option Grant Agreement under the Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2014 Equity Incentive Plan (incorporated by reference from Exhibit 4.3 of the Company’s Registration Statement on Form S-8 (File No. 333-196989) filed with the Commission on June 24, 2014).

10.10+	Form of Incentive Stock Option Grant Agreement under the Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2014 Equity Incentive Plan (incorporated by reference from Exhibit 4.4 of the Company’s Registration Statement on Form S-8 (File No. 333-196989) filed with the Commission on June 24, 2014).

10.11+	Amended and Restated Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2021 Stock Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on October 7, 2021)

10.12+	Form of Stock Option Agreement under the Amended and Restated Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2021 Stock Incentive Plan (incorporated by reference from Exhibit 10.11 of the 2021 Form 10-K.)

10.13+	Form of Restricted Stock Agreement under the Amended and Restated Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2021 Stock Incentive Plan (incorporated by reference from Exhibit 10.13 of the 2021 Form 10-K.)

10.14+	Form of Restricted Stock Unit Agreement under the Amended and Restated Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, 2021 Stock Incentive Plan (incorporated by reference from Exhibit 10.14 of the 2021 Form 10-K.)

10.15+	Second Amended And Restated 2021 Stock Incentive Plan (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2022).

10.16+	Form of Option Agreement for the Second Amended And Restated 2021 Stock Incentive Plan (Incorporated by reference as Exhibit 10.7 to the Company’s Current Report on Form 10-Q filed with the SEC on August 15, 2022).

10.17+	Form of Restricted Stock Agreement for the Second Amended And Restated 2021 Stock Incentive Plan (Incorporated by reference as Exhibit 10.8 to the Company’s Current Report on Form 10-Q filed with the SEC on August 15, 2022).

10.18+	Form of Restricted Stock Unit Agreement for the Second Amended And Restated 2021 Stock Incentive Plan (Incorporated by reference as Exhibit 10.9 to the Company’s Current Report on Form 10-Q filed with the SEC on August 15, 2022).

10.19	Class A Preferred Share Purchase Agreement dated January 13, 2020, among Harmattan Energy, Ltd., formerly known as Soluna Technologies, Ltd., Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, and the other investors set forth on Exhibit A thereto (incorporated by reference from Exhibit 10.21 of the Company’s Registration Statement on Form 10 filed March 4, 2020).

10.20	Amended and Restated Contingent Rights Agreement dated November 5, 2021, by and between Harmattan Energy, Ltd. and Soluna Holdings, Inc. (incorporated by reference from Exhibit 10.26 of the 2021 Form 10-K)

10.21	Side Letter Agreement dated January 13, 2020, by and between Harmattan Energy, Ltd., formerly known as Soluna Technologies, Ltd., and Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated (incorporated by reference from Exhibit 10.23 of the Company’s Registration Statement on Form 10 filed March 4, 2020).

10.22	Industrial Power Contract dated February 22, 2021, by and between Soluna SW LLC, formerly known as EcoChain Wind, LLC, and a West Kentucky Rural Electric Cooperative Collaboration (incorporated by reference from Exhibit 10.1 of the Company’s Form 10-Q Report for the quarter ended June 30, 2021)

10.23	Form of Guaranty of Rent dated as of May 3, 2021, by and between Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, and a power-providing cooperative (incorporated by reference from Exhibit 10.5 of the Company’s Form 8-K Report filed May 4, 2021).

10.24	Termination Agreement dated August 11, 2021, by and among Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, Soluna Computing, Inc., formerly known as EcoChain, Inc., and Harmattan Energy, Ltd. (incorporated by reference from Exhibit 10.1 of the Company’s Form 8-K Report filed August 12, 2021).

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10.25	Securities Purchase Agreement dated October 20, 2021, by and between Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, and accredited investors (incorporated by reference from Exhibit 10.1 of the Company’s Form 8-K Report filed October 25, 2021).

10.26	Registration Rights Agreement dated October 25, 2021, by and between the Company and accredited investors (incorporated by reference from Exhibit 10.2 of the Company’s Form 8-K Report filed October 25, 2021).

10.27	Security Agreement dated October 25, 2021, by and among the Company, MTI Instruments and Soluna Computing, Inc., formerly known as EcoChain, Inc., Soluna MC LLC, formerly known as EcoChain Block LLC, and Soluna SW LLC, formerly known as EcoChain Wind LLC, and Collateral Services LLC (incorporated by reference from Exhibit 10.3 of the Company’s Form 8-K Report filed October 25, 2021).

10.28	Master Equipment Finance Agreement, dated as of December 30, 2021 by and between Soluna MC Borrowing 2021-1 LLC and NYDIG ABL LLC (incorporated by reference from Exhibit 10.1 of the Company’s Form 8-K Report filed January 18, 2022).

10.29	Digital Asset Account Control Agreement, effective as of December 30, 2021 by and among Soluna MC Borrowing 2021-1 LLC, NYDIG ABL LLC and NYDIG Trust Company LLC (incorporated by reference from Exhibit 10.2 of the Company’s Form 8-K Report filed January 18, 2022).

10.30	Guaranty Agreement, dated as of December 30, 2021 by Soluna MC LLC, in favor of NYDIG ABL LLC (incorporated by reference from Exhibit 10.3 of the Company’s Form 8-K Report filed January 18, 2022).

10.31	Consent and Waiver Agreement, dated January 13, 2022, by and among the Company and the purchasers signatory to the Securities Purchase Agreement, dated as of October 20, 2021 (incorporated by reference from Exhibit 10.4 of the Company’s Form 8-K Report filed January 18, 2022).

10.32+	Employment Agreement, by and between Soluna Holdings, Inc. and Michael Toporek, dated as of January 14, 2022 (incorporated by reference from Exhibit 10.1 of the Company’s Form 8-K Report filed January 21, 2022).

10.33	Form of Note by and between Soluna Holdings, Inc. and certain institutional lenders (incorporated by reference from Exhibit 10.53 of the 2021 Form 10-K.)

10.34	Commercial Security Agreement, by and between Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, and KeyBank National Association, dated September 15, 2021 (incorporated by reference from Exhibit 10.54 of the 2021 Form 10-K).

10.35	Promissory Note, by and between Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, and KeyBank National Association, dated September 15, 2021 (incorporated by reference from Exhibit 10.55 of the 2021 Form 10-K).

10.36	Form of Underwriter’s Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2022).

10.37	Form of Addendum by and between the Company, Collateral Agent, and each purchaser identified on Schedule A hereto (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2022).

10.38	Form of Securities Purchase Agreement by and among the Company and the purchasers signatory thereto (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2022).

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10.39	Form of Leak-Out Agreement by and between the Company and the signatory thereto (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2022).

10.40	Contribution Agreement by and between Soluna Holdings, Inc., Soluna SLC Fund I Projects Holdco, LLC, Soluna DV Devco, LLC, and Soluna DVSL ComputeCo, LLC, dated as of August 5, 2022 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2022).

10.41	Form of Addendum Amendment by and Between the Company and the signatories thereof, dated September 13, 2022 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2022).

10.42	Form of Series B Consent by and between the Company and the signatory thereof, dated September 13, 2022 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2022).

10.43	Form of Securities Purchase Agreement by and between the Company and the purchasers named therein, dated December 5, 2022 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2022).

10.44	Form of Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2022).

10.45+	Soluna Holdings, Inc. Third Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2023)

10.46+	Soluna Holdings, Inc. 2023 Stock Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2023)

10.47	Purchase of Membership Interests of Soluna DVSL Computeco LLC dated March 10, 2023 (incorporated by reference from Exhibit 10.64 of the Company’s Form 10-K Report for the year ended December 31, 2022 filed on March 31, 2023 (the “2022 Form 10-K”))

10.48	Fourth Amended and Restated LLC Agreement Soluna DVSL Computeco LLC (incorporated by reference from Exhibit 10.65 of the 2022 Form 10-K)

10.49	Data Facility Lease (incorporated by reference from Exhibit 10.66 of the 2022 Form 10-K)

10.50	Amended and Restated Contribution Agreement dated March 10, 2023 (incorporated by reference from Exhibit 10.67 of the 2022 Form 10-K)

10.51	Power Purchase Agreement with Lighthouse Electric Cooperative, Inc. dated February 24, 2023 (incorporated by reference from Exhibit 10.68 of the 2022 Form 10-K)

10.52	Second Addendum Amendment dated as of March 3, 2023 with Convertible Noteholders (incorporated by reference from Exhibit 10.69 of the 2022 Form 10-K)

10.53	Second Amended Agreement dated May 11, 2023 (incorporated by reference to Exhibit 10.70 to the 2023 First Quarter Form 10-Q)

10.54	Contribution Agreement by and among Navitas West Texas Investments, SPV, LLC, Soluna Computing, Inc., and Soluna DV ComputeCo, LLC dated as May 9, 2023 (incorporated by reference to Exhibit 10.71 to the 2023 First Quarter Form 10-Q)

10.55	Amended and Restated Limited Liability Company Agreement of Soluna DV ComputeCo, LLC dated as May 9, 2023 (incorporated by reference to Exhibit 10.72 to the 2023 First Quarter Form 10-Q)

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10.56	Loan and Security Agreement Soluna DV ComputeCo, LLC and Navitas West Texas Investments, SPV, LLC dated as of May 9, 2023 (incorporated by reference to Exhibit 10.73 to the 2023 First Quarter Form 10-Q)

10.57+	Amended and Restated 2023 Stock Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement filed on May 30, 2023)

10.58	Dividend Payment Agreement with the holder of the Series B Preferred Stock (incorporated by reference to Exhibit 10.75 to the 2023 Second Quarter Form 10-Q)

10.59	Third Amendment Agreement with the holders of the Company’s Convertible Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2023)

10.60+	Amended and Restated Employment Agreement dated November 20, 2023 with John Belizaire (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023)

10.61+	Amendment No. 1 to Employment Agreement with Michael Toporeck (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023)

10.62	Fourth Amendment Agreement with holders of the Company’s Convertible Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2024)

10.63	Employment agreement with John Tunison (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2024)

10.64	Security Agreement between SDI Borrowing - 1, LLC and Soluna2 SLC Fund II Project Holdco LLC, dated as of May 16, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2024)

10.65	Equipment Loan Agreement between SDI Borrowing - 1, LLC and Soluna2 SLC Fund II Project Holdco LLC, dated as of May 16, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2024)

10.66	Form of Common Award Agreement- 2-year vest, 50% per year, no performance (incorporated by reference to Exhibit 10.82 to the Company’s Form 10-Q for the period ended March 31, 2024 (the “2024 First Quarter Form 10-Q”))

10.67	Form of Common Award Agreement- 3-year time vesting (2024 fixed date start) (incorporated by reference to Exhibit 10.83 to the 2024 First Quarter Form 10-Q)

10.68	Form of Common Award Agreement- 3-year time vesting (2025 fixed date start) (incorporated by reference to Exhibit 10.84 to the 2024 First Quarter Form 10-Q)

10.69	Form of Common Award Agreement- 3-year vest, 33% per year, no performance (incorporated by reference to Exhibit 10.85 to the 2024 First Quarter Form 10-Q)

10.70	Form of Common Award Agreement- 4-year vest, 25% per year, no performance (incorporated by reference to Exhibit 10.86 to the 2024 First Quarter Form 10-Q)

10.71	Form of Common Award Agreement- 5-year vest, 20% per year, no performance (incorporated by reference to Exhibit 10.87 to the 2024 First Quarter Form 10-Q)

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10.72	Form of Common Award Agreement- Separation vesting (incorporated by reference to Exhibit 10.88 to the 2024 First Quarter Form 10-Q)

10.73	Form of Preferred Award Agreement- Separation vesting (incorporated by reference to Exhibit 10.89 to the 2024 First Quarter Form 10-Q)

10.74	Form of Preferred Award Agreement- Time vesting, June 1, 2025 Start date (incorporated by reference to Exhibit 10.90 to the 2024 First Quarter Form 10-Q)

10.75	Form of Preferred Award Agreement- Time vesting, Start at 12 months (incorporated by reference to Exhibit 10.91 to the 2024 First Quarter Form 10-Q)

10.76	Form of Preferred Award Agreement- Time vesting, Start at 18 months (incorporated by reference to Exhibit 10.92 to the 2024 First Quarter Form 10-Q)

10.77	Form of Preferred Award Agreement- Time vesting, June 1, 2024 Start date (incorporated by reference to Exhibit 10.93 to the 2024 First Quarter Form 10-Q)

10.78	Master Form of True Up Common Award Agreement- 2-year time based vesting (incorporated by reference to Exhibit 10.94 to the 2024 First Quarter Form 10-Q)

10.79	Master Form of True Up Common Award Agreement- 3-year time based vesting (incorporated by reference to Exhibit 10.95 to the 2024 First Quarter Form 10-Q)

10.80	Master Form of True Up Common Award Agreement- 3-year time vesting (2024 fixed date start) (incorporated by reference to Exhibit 10.96 to the 2024 First Quarter Form 10-Q)

10.81	Master Form of True Up Common Award Agreement- 3-year time vesting (2025 fixed date start) (incorporated by reference to Exhibit 10.97 to the 2024 First Quarter Form 10-Q)

10.82	Master Form of True Up Common Award Agreement- 4-year time based vesting (incorporated by reference to Exhibit 10.98 to the 2024 First Quarter Form 10-Q)

10.83	Master Form of True Up Common Award Agreement- 5-year time based vesting (incorporated by reference to Exhibit 10.99 to the 2024 First Quarter Form 10-Q)

10.84	Master Form of True Up Common Award Agreement- Separation vesting (incorporated by reference to Exhibit 10.100 to the 2024 First Quarter Form 10-Q)

10.85	Soluna Holdings, Inc. Fourth Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to the definitive proxy statement filed with the SEC on April 29, 2024)

10.86	Soluna Holdings, Inc. Fifth Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to the definitive proxy statement filed with the SEC on October 28, 2024)

10.87	Soluna Holdings, Inc. Second Amended and Restated 2023 Stock Incentive Plan (incorporated by reference to the definitive proxy statement filed with the SEC on April 29, 2024)

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10.88	Side Letter Agreement, dated July 22, 2023 by and between Soluna Digital, Inc. and Soluna2 SLC Fund II Project Holdco LLC (incorporated by reference to Exhibit 10.101 to the Company’s Form 10-Q for the period ended June 30, 2024 (the “2024 Second Quarter Form 10-Q”))

10.89	Payoff Letter between SDI SL Borrowing - 1, LLC and Soluna2 SLC Fund II Project Holdco LLC, dated July 22, 2023 (incorporated by reference to Exhibit 10.102 to the 2024 Second Quarter Form 10-Q)

10.90	Assignment of Equipment and Debt Agreement by and between Soluna DVSL II Computeco, LLC and SDI SL Borrowing - 1, LLC, dated July 22, 2024 (incorporated by reference to Exhibit 10.103 to the 2024 Second Quarter Form 10-Q)

10.91	Assignment of Equipment Agreement by and between Soluna EPC Services, LLC and Soluna DVSL II Computeco, LLC, dated July 22, 2024 (incorporated by reference to Exhibit 10.104 to the 2024 Second Quarter Form 10-Q)

10.92	HPE Greenlake Services Custom Statement of Work, dated June 18, 2024 (incorporated by reference to Exhibit 10.105 to the 2024 Second Quarter Form 10-Q)

10.93#	Promissory Note between Soluna AL Cloudco, LLC and [***], dated June 20, 2024 (incorporated by reference to Exhibit 10.106 to the 2024 Second Quarter Form 10-Q)

10.94#	Note Purchase Agreement by and among Soluna AL Cloudco, LLC, Soluna Cloud, Inc., Soluna Holdings, Inc. and [***] (incorporated by reference to Exhibit 10.107 to the 2024 Second Quarter Form 10-Q)

10.95#	Guaranty Agreement between Soluna Cloud, Inc. and [***] dated June 20, 2024 (incorporated by reference to Exhibit 10.108 to the 2024 Second Quarter Form 10-Q)

10.96	First Amendment to Note Purchase Agreement, dated July 12, 2024, by and between Soluna AL CloudCo, LLC, Soluna Cloud, Inc, Soluna Holdings, Inc. and GreenCloud Partners, LLC

10.97	Standby Equity Purchase Agreement between the Company and YA PN, LTD. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2024)

10.98	Registration Rights Agreement between the Company and YA PN, LTD. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2024)

10.99	Consent, Waiver, and Mutual Release Agreement, dated October 1, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2024)

10.100	Form of Payment Agreement by and between the Company and Alpha Capital Anstalt, dated October 1, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2024)

10.101	Form of Payment Agreement by and between the Company and 3i, LP, dated October 1, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2024)

10.102	Form of Payment Agreement by and between the Company and Supereight Capital Holdings Ltd., dated October 1, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2024)

10.103	Form of Assignment and Assumption Agreement, dated October 1, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2024)

10.104	Amendment No. 1 to the Securities Purchase Agreement with the Series B Holder (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2024)

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10.105	General Release Agreement by and between the Company and Univest Securities, LLC, dated October 1, 2024 (incorporated by reference to Exhibit 10.119 to the Company’s Registration Statement on Form S-1 filed with the SEC on November 12, 2024).

10.106	Conversion Agreement, dated December 12, 2024, between the Company and the Noteholders (incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025)

10.107	Consent and Waiver Agreement between the Company and the Series B Holder, dated October 1, 2024 (incorporated by reference to Exhibit 10.120 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 15, 2025).

10.108	Loan Agreement, dated as of March 12, 2025, by and among Soluna SW LLC, Soluna SW Holdings, LLC and Galaxy Digital LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2025)

10.109	Security Agreement, dated as of March 12, 2025, by and among Soluna SW LLC, Soluna SW Holdings, LLC and Galaxy Digital LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2025)

10.110	Limited Guaranty Agreement, dated as of March 12, 2025, between Soluna Digital, Inc. and Galaxy Digital LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2025)

10.111	Modification Agreement, dated March 21, 2025, by and between Soluna AL CloudCo, LLC, Soluna Cloud, Inc., the Company, and the Investor (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2025)

10.112	At the Market Offering Agreement, dated April 29, 2025, by and between Soluna Holdings, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2025)

10.113*	Form of Securities Purchase Agreement to be entered into in this Offering.

21.1	Subsidiaries of Securities (incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025)

23.1*	Consent of UHY LLP.

23.2*	Form of Consent of Brownstein Hyatt Farber Schreck, LLP (including as part of Exhibit 5.1).

23.3*	Form of Consent of Lowenstein Sandler LLP (including as part of Exhibit 5.2).

24.1**	Power of Attorney.

107*	Filing Fee Table

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Previously filed.
†	Indicates a management contract or compensation plan, contract or arrangement.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g) That:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Albany, State of New York, on June 16, 2025.

SOLUNA HOLDINGS, INC.

By:	/s/ John Belizaire
John Belizaire
Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ John Tunison
John Tunison
Chief Financial Officer
(Principal Financial and Accounting Officer)

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POWER OF ATTORNEY

We, the undersigned officers and directors of Soluna Holdings, Inc., hereby severally constitute and appoint John Belizaire and John Tunison, and each of them singly (with full power to each of them to act alone), to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ John Belizaire	Chief Executive Officer, Director	June 16, 2025
John Belizaire	(Principal Executive Officer)

/s/ John Tunison	Chief Financial Officer, Director	June 16, 2025
John Tunison	(Principal Financial Officer)

*	Chief Accounting Officer	June 16, 2025
Jessica L. Thomas	(Principal Accounting Officer)

*	Executive Chairman	June 16, 2025
Michael Toporek

*	Director	June 16, 2025
David Michaels

*	Director	June 16, 2025
Edward R. Hirshfield

*	Director	June 16, 2025
Matthew E. Lipman

*	Director	June 16, 2025
Thomas J. Marusak

*	Director	June 16, 2025
William Hazelip

*	Director	June 16, 2025
William Phelan

*	Director	June 16, 2025
John Bottomley

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